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                                                                    Exhibit 99.1



                         BEACON CAPITAL PARTNERS, INC.
                               One Federal Street
                                Boston, MA 02110
                                 (617) 457-0400





CONTACT: Randy J. Parker                                            NEWS RELEASE
         Chief Financial Officer



            BEACON CAPITAL PARTNERS DIVIDEND DECLARATION AND PAYMENT

BOSTON, June 30, 1999 - Today the Board of Directors of Beacon Capital Partners, Inc., declared and paid a dividend of approximately $4.34 per share of common stock of Beacon Capital Partners, Inc., and approximately $4.34 per operating partnership unit of Beacon Capital Partners, L.P., each determined as of a record date of June 8, 1999. The aggregate value of the dividend is approximately $103,064,450. As announced on June 8, 1999, this dividend consists primarily of Beacon's interest in shares of Series B Convertible Preferred Stock of Wyndham International, Inc., subject to the terms of a voting trust. Stockholders not able to receive such interests will receive cash of equivalent value.

Beacon Capital Partners, Inc., founded in January 1998, is structured as a real estate investment trust (REIT). The Company is headquartered in Boston and has regional offices in Chicago and Los Angeles.




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